Exhibit 10.3

Letter Agreement

July 31, 2015
Mr. Michael J. Hanson
c/o 18671 Lake Drive E.
Southwest Tech Center A
Minneapolis, MN 55317

Re:Amendment to Borrowing Arrangement

Dear Mike,

This letter confirms our agreement as follows:

Michael J. Hanson hereby agrees to amend the final sentence of paragraph (a) of the “BORROWING AND REPAYMENT” section of the LOC Note to read as follows:  “The outstanding principal and accrued interest balance of the Note shall be due and payable in full on January 31, 2016 (“Maturity Date”).”

If you are in agreement with the foregoing, please indicate as much by signing in the appropriate space below.

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack, CEO

AGREED AND ACCEPTED

/s/ Michael J. Hanson
Michael J. Hanson